SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 16, 2003

Alliance Pharmaceutical Corp.
(Exact Name of Registrant as Specified in Charter)

New York (State or other jurisdiction of incorporation)	0-12950 (Commission File Number)	14-1644018 (IRS Employer ID Number)

6175 Lusk Boulevard San Diego, California (Address of principal executive offices)	92121 (Zip Code)

Registrant's telephone number, including area code: (858) 410-5200

N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events.

           On June 10, 2003, Alliance Pharmaceutical Corp. (“Alliance”) signed an Asset Purchase Agreement with Photogen Technologies, Inc. (“Photogen”) that contemplates, among other things, the sale of Alliance’s assets relating to its imaging and diagnostic imaging business. The assets include Alliance’s Imagent® product line. Photogen will be hiring certain Alliance personnel who had been associated with the Imagent business.

           The purchase price for the assets, to be paid at the closing, consists of up to approximately $1.5 million in cash, the assumption of certain specified liabilities, and delivery of up to approximately 3,115,156 shares of Photogen common stock. After the closing, Photogen would be required to make additional payments, including an earn out based on varying percentages of revenues Photogen receives from the sale of Imagent through the year 2010. A portion of the earn out would be paid by the cancellation of Alliance’s 8% Convertible Secured Promissory Notes, previously issued to Photogen.

           The closing of the acquisition is subject to certain contingencies, including obtaining necessary third party consents. Until the closing takes place, Photogen will operate the Imagent® assets under a distribution agreement with Alliance.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements

           None.

(b)      Pro Forma Financial Statements

           None.

(c)      Exhibits

           None.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCE PHARMACEUTICAL CORP. By: /s/ Duane J. Roth Duane J. Roth Chief Executive Officer

Dated June 16, 2003